SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM N-2


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940



                                Amendment No. 20

                          STERLING CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                  635 Madison Avenue, New York, New York, 10022
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code (212)980-3360

                              CONTENTS OF FORM N-2



Part I INFORMATION REQUIRED IN A PROSPECTUS OR REGISTRATION STATEMENT

Page

3        Item 1 Cover Page (Prospectus Only)
3        Item 2 Synopsis (Prospectus Only)
3        Item 3 Condensed Financial Information (Prospectus Only)
3        Item 4 Plan of Distribution
3        Item 5 Use of Proceeds
3-4      Item 6 General Information and History
4        Item 7 Investment Objectives and Policies
4-5      Item 8 Tax Status
5-6      Item 9 Brokerage Allocation and Other Practices
6        Item 10 Pending Legal Proceedings
6        Item 11 Control Persons and Principal Holders of Securities
6        Item 12 Directors, Officers and Advisory Board Members
6        Item 13 Remuneration of Directors and Others
7        Item 14 Custodian, Transfer Agent and Dividend Paying Agent
7        Item 15 Investment Advisory and Other Services
7        Item 16 Default and Arrears on Senior Securities
7        Item 17 Capital Stock
7        Item 18 Long-Term Debt
7        Item 19 Other Securities
7-8      Item 20 Financial Statements



         PART II OTHER INFORMATION


8        Item 1 Marketing Arrangements
8        Item 2 Other Expenses of Issuance and Distribution
8        Item 3 Indemnification
8-10     Item 4 Financial Statements and Exhibits
10       Item 5 Persons controlled by or Under Common Control with Registrant
10       Item 6 Number of Holders of Securities
10       Item 7 Location of Accounts and Records
10       Item 8 Business and Other Connections of Investment Advisor
10       Item 9 Management Services
10       Item 10 Undertakings

11       SIGNATURES


PART I INFORMATION REQUIRED IN PROSPECTUS OR REGISTRATION

           STATEMENT



Item 1 Cover Page (Prospectus only)
                           Inapplicable.


Item 2 Synopsis (Prospectus only)

                           Inapplicable.

Item 3 Condensed Financial Information (Prospectus only)
                           Inapplicable.


Item 4 Plan of Distribution

                           Inapplicable.


Item 5 Use of Proceeds

                           Inapplicable.


Item 6 General Information and History

          The information in subparagraphs (a), (b) and (c) of Item 6, as amended, is hereby incorporated by reference. Subparagraph (d) of Item 6 is hereby amended in its entirety to read as follows:



          (d) The Registrant's shares of common stock are listed on the American Stock Exchange. The Registrant's shares of common stock have historically traded on the market for less than the net asset value of such shares.



                                   Net Asset Value Per Share

As at (1)                          1999                   1998           1997
---------                          ----                   ----           ----

March 31 (unaudited)               $8.54                 $9.08           $7.99
June 30 (unaudited)                 9.58                  8.63            8.62
Sept. 30 (unaudited)                8.56                  7.40            9.39
Dec. 31                             8.97                  8.48            8.22


--------------

           1) The Registrant's Board of Directors determines the value of Registrant's net assets as of the end of each fiscal quarter.

                Information with Respect to the Market Price and
                ------------------------------------------------

                  Volume of Trading of Registrant's Securities
                  --------------------------------------------


                                                 1999

For 3 Months Ended                                             Shares
                                   High             Low        Traded
                                   ----             ---        ------
March 31                  $        7.00        $   5.875       36,500
June 30                            7.00            6.25        25,400
September 30                       7.375           6.375       17,200
December  31                       7.125           6.50        14,700


                                                1998
For 3 Months Ended                                             Shares
                                   High           Low          Traded
                                   ----           ---          ------
March 31                  $        8.125        $  6.75        46,500
June 30                            8.125           7.75        18,000
September 30                       7.875           6.375       20,300
December 31                        7.4375          5.625       36,600


                                                  1997
                                                               Shares
For 3 Months Ended                 High           Low          Traded
                                   ----           ---          ------
March 31                  $        7.50        $   6.00        36,400
June 30                            7.00            6.125       26,600
September 30                       7.125           6.1875      69,300
December  31                       7.875           6.50        51,700




         As of March 31, 2000 the unaudited net asset value per share was $8.86. The closing sales price for the Registrant's shares on the American Stock Exchange on March 31, 2000 was $6.875.



         Item 7 Investment Objectives and Policies

         The information in subparagraphs (a), (b), (c) and (d) of Item 7, as amended, is hereby incorporated by reference.


Item 8 Tax Status

         The information in Item 8, as amended, is hereby amended in its entirety as follows:

         (a) The Registrant for the fiscal year ending December 31, 1999 was a "personal holding company" under the Internal Revenue Code of 1986, as amended (the "Code"), since five or fewer stockholders owned directly or indirectly more than 50% of the Registrant's outstanding stock and more than 60% of the Registrant's adjusted ordinary gross income was personal holding company income. As a personal holding company, the Registrant would also be subject to penalty taxes unless it distributes to its shareholders an amount at least equal to its otherwise undistributed personal holding company income, net of appropriate deductions applicable thereto. For the year ended December 31, 1999 the Registrant did not have any undistributed personal holding company income. Personal holding company income does not include the excess of net realized long-term capital gain over net realized short-term capital loss, less the Federal income tax attributable to such excess.

         The Registrant's policy is to comply with the requirements of the Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders.

         (b) The information set forth in subparagraph (a) of Item 8, as amended, is hereby incorporated by reference.

         (c) The information set forth in subparagraph (a) of Item 8, as amended, is hereby incorporated by reference.

         (d) Certain special tax aspects of the Registrant are described in paragraph (a) of this Item which is hereby incorporated by reference.



Item 9 Brokerage Allocation

         The information in subsection (1) of subparagraph (a) of Item 9 is amended to read in its entirety as follows:


         (a)(1) The aggregate dollar amount of brokerage commissions paid by the Registrant during the three most recent fiscal years:

                      Year Ended December 31

    1999                      1998                1997
  ---------                ---------           ---------

  $41,554                   $45,092            $29,465


         The information in subsection (2) of subparagraphs (a) of Item 9, as amended, is hereby incorporated by reference.

         The information in subparagraph (b) of Item 9, as amended, is hereby incorporated by reference.

         The information in subparagraph (c) of Item 9 is hereby incorporated by reference.

         Subparagraph (d) of Item 9 is hereby amended to read in its entirety, as follows:

         During the fiscal year ended December 31, 1999, approximately $41,554 in brokerage commissions ($12,580,631 in purchase and sale transactions) were designated to brokers because of research services provided by such brokers.

Item 10 Pending Legal Proceedings

                  None.


Item 11 Control Persons and Principal Holders of Securities
         The information in Item 11, as amended, is hereby incorporated by reference.

Item 12 Directors, Officers and Advisory Board Members

         The information in Item 12, as amended, is hereby incorporated by reference and amended as follows:

                                                    Principal
                           Positions               Occupations
      Name and             Held With               During Past
      Address             Registrant                5 Years
      -------             ----------                -------

      Mark Nikiper         Executive          Executive Vice President
                           Vice President     of Registrant since
                                              December 2, 1999;
                                              from June 1983
                                              to November 1999
                                              Chief Financial Officer
                                              of The Millburn Corporation.


Richard Kaufman resigned as Executive Vice President of the Registrant, effective July 27, 1999.

Item 13 Remuneration of Directors and Officers

         Item 13 is amended to read as follows:

         (1)               (2)                              (3)               (4)               (5)

                                                                           Pension or
                                                                            Retirement
                                                                             Benefits         Estimated
                       Capacities                                            Accrued           Annual
                        in Which                         Aggregate         During Regis-      Benefits
                      Remuneration                        Remun-           trant's Last         Upon
Name of  Person       Was Received                        eration          Fiscal Year       Retirement
---------------       ------------                       --------          -----------      -----------
Wayne S. Reisner       President                          78,000              N/A              54,600

Richard Kaufman        Executive Vice President           40,833              N/A              28,583

Michael Carey          Treasurer                          23,100              N/A              16,170


Item 14 Custodian, Transfer Agent and Dividend Paying Agent

The information in Item 14, as amended, is hereby incorporated by reference.


Item 15 Investment Advisory and Other Services

                  None.

Item 16 Defaults and Arrears on Senior Securities

                  None.


Item 17 Capital Stock

         The information in Item 17, as amended, is hereby incorporated by reference.


Item 18 Long-Term Debt

                  None.


Item 19 Other Securities

                  None.

Item 20 Financial Statements

         A. Statements of the Registrant

1. Statement of Assets and Liabilities

         The information contained in the Balance Sheet and Statement of Assets and Liabilities included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1999, previously filed with the Commission, is hereby incorporated by reference.


2. Statement of Income and Expense, Realized and Unrealized Gain or Loss on Investments

         The information contained in the Statement of Income and Expense, Realized and Unrealized Gain or Loss on Investments included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997, respectively, previously filed with the Commission, is hereby incorporated by reference.



         B. Consolidated Statements
                  Inapplicable since the Registrant has no subsidiaries.


         C. Unconsolidated Subsidiaries
                  Inapplicable.

         D. General Provisions
                  Inapplicable.


         E. Historical Financial Information
                  Inapplicable.




PART II OTHER INFORMATION



Item 1 Marketing Agreements
                  Inapplicable.


Item 2 Other Expenses of Issuance and Distribution
                  Inapplicable.


Item 3 Indemnification
         The  information  in  Item  3  of  Part  II,  as  amended,   is  hereby
incorporated by reference.

Item 4 Financial Statements and Exhibits

             (a) Financial Statements:

             Included in Part I hereof:

             Statement of Assets and Liabilities of the Registrant as at December 31, 1999, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1999, previously filed with the Commission, is hereby incorporated by reference.

             Included in Part II hereof:

             Registrant's Portfolio of Investment in Securities as at December 31, 1999, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1999, previously filed with the Commission, is hereby incorporated by reference.

             Statements of Operations for the years ended December 31, 1999, 1998, and 1997, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 1999, 1998 and 1997, respectively, previously filed with the Commission, are hereby incorporated by reference.

             Notes to Financial Statements, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 1999, 1998 and 1997, respectively, previously filed with the Commission, are hereby incorporated by reference.



             (b) Exhibits

             1. Exhibit 1 to Form N-2, as  amended,  is hereby  incorporated  by reference.


             2. Exhibit 2 to Form N-2, as  amended,  is hereby  incorporated  by reference.


             3. None.


             4. Exhibit 4 to Form N-2, as  amended,  is hereby  incorporated  by reference.


             5. None.


             6. None.


             7. None.


             8. Exhibit 8 to Form N-2, as  amended,  is hereby  incorporated  by reference.

             9. Exhibit 9 to Form N-2, as  amended,  is hereby  incorporated  by reference.


             10. None.

             11. None.

             12. None.

             13. None.

             14. None.

             15. None.


Item 5 Persons Controlled by or Under Common Control with Registrant

         The information appearing in Item 11 in Part I is hereby incorporated by reference.


Item 6 Number of Holders of Securities

             Item 6 of Part II is hereby amended in its entirety to read as follows:

                        (1)                               (2)

                  Title of Class                Number of Record Holders
                  --------------              ----------------------------
             Common Stock, $1 par value        1,200 as of April 25, 2000


Item 7 Location of Accounts and Records

             Item 7 of Part II, as amended, is hereby incorporated by reference.


Item 8 Business and Other Connections of Investment Advisor

                  Inapplicable.


Item 9 Management Services

                  None.


Item 10 Undertakings

                  Inapplicable.

                                   SIGNATURES


         Pursuant to the requirement of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 20 to Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 26th day of April, 2000.


                                             STERLING CAPITAL CORPORATION
                                                    (Registrant)




                                              By: /s/ Wayne S. Reisner
                                                  ----------------------
                                                  Wayne S. Reisner, President